UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

ENERGY CONVERSION DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI	48326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 475-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2012, Energy Conversion Devices, Inc. (the “Company”), received a deficiency letter (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that in accordance with Listing Rules 5101, 5110(b), and IM-5101-1, the staff of the NASDAQ has determined that the Company’s securities will be delisted from The Nasdaq Stock Market.

The NASDAQ staff reached its decision under Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1 following the Company’s announcement that the Company and its wholly owned operating subsidiary United Solar Ovonic LLC (“USO” and together with the Company, the “Debtors”) voluntarily filed petitions for relief under the provisions of Chapter 11 (“Chapter 11”) of Title 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court,” and such cases, the “Chapter 11 Cases”). The Chapter 11 Cases are being administered under the captions “In re Energy Conversion Devices, Inc.,” Case No. 12-43166 and “In re United Solar Ovonic LLC,” Case No. 12-43167.

Given this continued listing requirement, the early status of the Chapter 11 Cases and the demands the Chapter 11 Cases have posed on the Company’s resources, the Company does not plan to appeal the Staff’s determination to delist the Company’s common stock. Accordingly, trading of the Company’s common stock will be suspended at the opening of business on February 24, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

After the Company’s common stock is delisted by NASDAQ, it may trade on the OTC Bulletin Board (“OTC BB”) or the Pink OTC Markets Inc. (the “Pink Sheets”), but only if a market maker applies to quote the Company’s common stock. There is no assurance that any market maker will decide to quote the Company’s common stock immediately following delisting by NASDAQ, or at all, and thus there is no assurance that the Company’s common stock will be eligible to trade on the OTC BB or the Pink Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By: /s/ Jay B. Knoll
Name: Jay B. Knoll Title: Executive Vice President & Chief Restructuring Officer

Date: February 16, 2012